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AIM HIGH INCOME MUNICIPAL FUND                                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2009
FILE NUMBER :      811-7890
SERIES NO.:        4

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
72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                                                        $10,963

        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B                                                        $   547
          Class C                                                        $ 3,074
          Class Y                                                        $   999
          Institutional Class                                            $ 1,759

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                                                         0.2229

        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                                                         0.1983
          Class C                                                         0.1980
          Class Y                                                         0.2313
          Institutional Class                                             0.2310

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                                                         51,694

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                                                          2,751
          Class C                                                         17,707
          Class Y                                                          5,775
          Institutional Class                                              5,896

74V.    1 Net asset value per share (to nearest cent)
          Class A                                                        $  7.68

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B                                                        $  7.69
          Class C                                                        $  7.68
          Class Y                                                        $  7.69
          Institutional Class                                            $  7.68
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